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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF COLOR KINETICS INCORPORATED

Massachusetts                               Color Kinetics Security Corporation
United Kingdom                              Color Kinetics Europe Limited
The Netherlands                             Color Kinetics Netherlands B.V.